Exhibit 99.2

UniTek Global Services Emerges from Chapter 11

Exits Bankruptcy with Strong Financial Foundation, Announces Interim CEO

BLUE BELL, PA — January 13, 2015 — UniTek Global Services, Inc. (“UniTek” or the “Company”), Today, UniTek Global Services announces that it has emerged from chapter 11. UniTek emerges with significantly less debt, supportive customers and vendors, and a focused strategy to provide infrastructure services to the satellite television, broadband cable, wireless telecommunications, transportation and public safety industries through its highly-skilled technical workforce. The Company also announces new leadership with John Haggerty appointed to the position of interim Chief Executive Officer. Mr. Haggerty will succeed Rocky Romanella who successfully steered the Company through the chapter 11 process.

Mr. Haggerty brings 25 years of experience leading companies across a range of industries including extensive experience in the construction and distribution sectors. Known for his hands-on style, he will be focused on maximizing the performance of UniTek’s existing business lines and identifying areas for profitable growth.Throughout the chapter 11 process, UniTek fully honored all commitments to employees, customers and suppliers while continuing to manage day-to-day operations as usual. Through the efforts of all constituents, the Company will emerge from bankruptcy within the timeframe announced when it filed its voluntary petition on November 3, 2014.

UniTek is now majority-owned by New Mountain Finance Corporation and entities managed by Littlejohn & Co., LLC, both of whom have extensive private equity expertise, as well as deep relationships in the specialty contracting and fulfillment services industries.

Under the Plan of Reorganization, which was confirmed by the U.S. Bankruptcy Court for the District of Delaware on January 5, New Mountain Finance Corporation, Littlejohn and the Company’s other lenders invested new capital to support the Company’s recapitalization and all valid unsecured claims were either paid in full or assumed in the ordinary course of business and left unimpaired. Additionally, the Company reduced the par amount of its existing secured debt by over 40% through a debt-for-equity “swap” and achieved a substantial interest rate reduction on its remaining debt.

Through the efforts of all constituents, the Company emerges from bankruptcy within the timeframe announced when it filed its voluntary petition on November 3, 2014. Throughout the chapter 11 process, UniTek fully honored all commitments to employees, customers and suppliers while managing day-to-day operations as usual.

About UniTek Global Services

UniTek Global Services is a leading provider of communications infrastructure solutions, leveraging a longstanding reputation for innovation and safety to connect individuals, businesses, government agencies and communities to the digital landscape. Contact us for ways we can help your business grow by visiting the UniTek website: www.unitekglobalservices.com.

About New Mountain Finance Corporation

New Mountain Finance Corporation is a closed-end, non-diversified and externally managed investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. The Company’s investment objective is to generate current income and capital appreciation through the sourcing and origination of debt securities at all levels of the capital structure, including first and second lien debt, notes, bonds and mezzanine securities. In some cases, investments may also include equity interests. The Company’s investment activities are managed by its Investment Adviser, New Mountain Finance Advisers BDC, L.L.C., which is an investment adviser registered under the Investment Advisers Act of 1940, as amended. More information about New Mountain Finance Corporation can be found on the Company’s website at www.newmountainfinance.com.

About Littlejohn & Co., LLC

Littlejohn & Co. is a Greenwich, Connecticut-based private equity firm investing in middle-market companies that are undergoing a fundamental change in capital structure, strategy, operations or growth that can benefit from its operational and strategic approach. The firm is currently investing from Littlejohn Fund V, L.P., which has $2 billion in capital commitments. For more information, visit www.littlejohnllc.com.

Contact Info

UniTek Corporate Communications

Chris Micolucci

(267) 608-8856

communications@unitekgs.com